PURCHASE AGREEMENT

     THIS AGREEMENT, entered into effective as of this 5th day of April, 2000.

     1. PARTIES. The buyer is Nick Mehmeti and Duncan Burch or related assigns, (such assignment to be effective only if buyer shall remain liable for the full performance of Buyer hereunder), ("Buyer"), and the seller is AEI Real Estate Fund XVI Limited Partnership and AEI Real Estate Fund XVII Limited Partnership ("Seller").

      2. PROPERTY. The Property consists of the real property legally described on Exhibit A attached hereto, all buildings and improvements, and fixtures on the land, (including, but not limited to, that certain building and related improvements) appurtenances, mineral and similar rights (to the extent owned by Seller), and personal property, if any, presently owned by Seller and used by Seller in connection with the land or the improvements, all of Seller's interest in all leases, prepaid rents, security deposits and other contract rights, guaranties and warranties or other rights related to the use and operation of the Property and all assignable governmental licenses and permits.

     3. PURCHASE PRICE. The purchase price for the Property is $900,100, all cash.

      4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

                          When  this agreement is executed, Buyer
               will pay $50,100 to Seller by depositing the same into escrow with the escrowee set forth in paragraph 7 hereof (the "First Payment"). The First Payment will be forwarded to the Seller per paragraph 7 hereof, and credited against the purchase price when and if escrow closes and the sale is completed. One Hundred Dollars of such First Payment shall be considered Option Consideration and be immediately non-refundable even if this Agreement is terminated for any reason.

                     (b)   Buyer will deposit the balance of  the
               purchase price, $850,000, (the "Final Payment") into escrow in sufficient time to allow escrow to close on the closing date.

      5. CLOSING DATE. Escrow is scheduled to close (i.e., the deed will be recorded and the purchase price transferred to Seller) the later of May 15, 2000, or ninety days after the date the last party to sign this agreement has signed, such earlier time as the parties may mutually agree. Time is of the essence.

     6. DUE DILIGENCE. Buyer will have until the latter of (i) sixty (60) days after the full execution of this Agreement by both parties hereto, or (ii) sixty (60) days after delivery of each of the following items (the "Due Diligence Period") to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property and this transaction.

          a. The original and one copy of a title insurance commitment for an TLTA owner's title insurance policy
          (see paragraph 8 below)

          b. Copies of such "as built" plans and specifications for the Property as Seller can locate after diligent search.

          c.    Copies  of  an "as built" survey of the  Property
          done  concurrent  with  Seller's  acquisition  of   the
          Property.

          d. Copies of any and all existing soil tests and environmental tests previously done by or for Seller relating to the Property.


      Seller shall provide Buyer access to the Property from time to time, after Seller shall have coordinated the same with the present occupant of the Property, for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until the end of the Due Diligence Period to complete such physical inspection.

      Buyer shall indemnify Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by overnight delivery service to Seller and escrow holder before the expiration of the Due Diligence Period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under Sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned the First Payment only if the reason for termination shall be the existence of a non-curable objection to the marketability of title or the presence of Hazardous Substances on the Property as revealed by a Phase I Environmental report prepared by a third party environmental engineer. Upon termination of this Agreement by Buyer, Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else. Otherwise Buyer may terminate this Agreement during the Due Diligence Period, but its First Payment in its entirety shall be non-refundable.

      Upon the expiration of the Due Diligence Period, Buyer shall have been deemed to have waived its right to terminate this Agreement based upon the items received by Buyer and its inspection of the property during the Due Diligence Period. Buyer shall have ten (10) business days, from written notice to Buyer, to review any adverse material changes in any of the due diligence items received prior to the Closing Date to terminate this Agreement. Except for the foregoing, if this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

      7. ESCROW. The escrow holder will be an agent for a nationally-recognized title insurance company of Chicago Title Insurance Company ("the Escrowee"), with offices in or near Mesquite, Texas. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control. Escrow will be deemed opened only upon Seller's execution of this Agreement.

     8. TITLE. Closing will be conditioned on the agreement of the Escrowee to issue an TLTA Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; other items of record; other items disclosed to Buyer during the Due Diligence Review Period.

      Buyer shall be allowed ten (10) business days after receipt of said commitment for examination and for the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed fifty (50) days to remove or cure such objection to Buyer's satisfaction and make such title marketable. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms. Seller shall pay for the cost of issuing the title commitment and shall pay the owner's title insurance premium for an Owner's policy.

     9. CLOSING COSTS. Subject to paragraph 4(c) above, Seller will pay the deed stamp taxes and one-half of escrow fees, title insurance premium and any brokerage commissions payable and commissioned by Seller. Buyer will pay all recording fees, one-half of the escrow fees, the costs of a survey or survey update (if required by Buyer). Each party will pay its own attorneys' fees and costs to document and close of this transaction.



     10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

                     (a)   The  property shall be subject  to  an
               occupancy agreement between Buyer and Seller, which occupancy agreement shall address the payment of taxes and installments of special assessments due and payable during the period prior to the date of closing. Buyer shall be responsible for a prorata share of real estate taxes from February 17, 2000, regardless of the date of closing, and Seller shall be responsible for real estate taxes prior thereto, reserving unto Seller the right to pursue the former occupant for the same. However, Seller represents that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full, or shall be as of closing. Unpaid levied and pending special assessments existing on the date of Closing shall be pro-rated between Buyer and Seller as of the date of Closing. Buyer shall pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter.

                     (b)   The  property shall be subject  to  an
               occupancy agreement between Buyer and Seller, which occupancy agreement shall address the payment of rent and responsibility for expenses of maintenance during the period prior to closing. Subject to such agreement and terms therein to the contrary, all income and all operating expenses from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses not allocated to Buyer under the Occupancy Agreement incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing, except as otherwise set forth herein or in the Occupancy Agreement. To the extent any of said items cannot be determined at Closing after reasonable efforts, Seller and Buyer shall compute such prorations as soon as possible after Closing and settle such adjustment as of the Closing date.

     11.  SELLER'S COVENANTS, REPRESENTATIONS AND AGREEMENTS.

           (a) Seller represents and warrants as of this date that:

                               (i)   Except  for  the  Net  Lease
                    Agreement with Sports City Cafe and its sublessees or concessionaires, there are no other leases of the property.

                              (ii) It is not aware of any pending
                    litigation,    condemnation,   or    rezoning
                    proceedings against the Property or Seller's interest in the Property.

                                     It   is  not  aware  of  any
                    contracts it has executed that would be binding on Buyer after the closing date.

                                   Seller is validly existing and
                    duly qualified to transact business in the State of Texas.

                                     To   the  best  of  Seller's
                    knowledge the Property is not subject to any claim, demand, suit, unfiled lien or other proceeding of any kind which affects or may affect the Property.

                                      There    are   no   leasing
                    commissions, fees or other compensation  owed
                    in   connection  with  the  leasing  of   the
                    Property.

                                    Seller agrees that as long as
                    Buyer abides by the terms of the Occupancy Agreement, Seller will not enter into any new contracts or amend or modify any current leases (except to the extent that the existing Lease may be considered modified by the Occupancy Agreement) that would materially affect the Property and be binding on Buyer after the closing date without Buyer's prior consent, which will not be unreasonably withheld.

                                     Seller  is  not  a  "foreign
                    person" which would subject Buyer to the withholding tax provisions of Section 1445 of the Internal Revenue Code.

                                    To  Seller's best  knowledge,
                    the Property and all business operations thereon are in compliance with all applicable federal, state and local statutes, laws and regulations.

                                    Seller  is not aware of,  and
                    has received no notice of, the presence, disposal, leakage or migration on to the Property of any hazardous waste or toxic substances regulated by any federal, state or local governmental authorities which may be in violation of any applicable law, rule or regulation.

                                    In  addition to the acts  and
                    deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances, as Buyer or the Title Company may require and Seller deems to be reasonable in order to consummate the transactions contemplated herein.

                                   Seller has all requisite power
                    and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

                                   To Seller's knowledge, neither
                    the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

               (b) All covenants, representations and warranties of Seller contained herein are true and correct as of the date hereof and shall be true and correct as of the date of Closing.

      12. DISCLAIMER. Seller and Buyer acknowledge and agree that Seller acquired the Property through a sale\leaseback with a prior tenant. Seller has been an absentee landlord. Consequently, Seller has little, if any, knowledge of the physical characteristics of the Property.

     Accordingly, except as otherwise specifically stated in this Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty contained in the Deed to be delivered by Seller at the Closing, the nature and extent of any right of way, Lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.

     Buyer acknowledges that having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller except as set forth herein. Buyer further acknowledges that the information provided and to be provided with respect to the Property by Seller was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or
(b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     13.  CLOSING.

                          Before  the  closing date, Seller  will
               deposit into escrow: an executed special warranty deed conveying fee simple, insurable title of the Property to Buyer; and

                              the original Sports City Cafe Lease
                    and all amendments thereto;

                              Lien waiver affidavit

                              Form 10995

                              FIRPTA Certificate

                               Delivery  of  original  warranties
                    pertaining to the improvements if any warranties be in Seller's possession, permits/licenses, keys, if any, in Seller's possession.

                                Certified   copy  of  Partnership
                    Agreement for the Seller

                     (b)   On  or Before the closing date,  Buyer
               will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

                     (c)  On the closing date, if escrow is in  a
               position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement; and take all other actions necessary to close escrow.

      14. DEFAULT. If Buyer defaults and Seller has fully performed all obligations of Seller hereunder and satisfied all conditions to Closing to be performed by Seller, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled as its sole and exclusive remedy, to retain all monies heretofore paid by the Buyer as liquidated damages, actual damages being difficult if not impossible to calculate and the parties having made a good faith effort to determine the same.

      If Seller shall default, Buyer irrevocably waives any right to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First and Second Payment, performed all of its other obligations and satisfied all conditions under this Agreement within the required time periods, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder.

     15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.   Buyer represents and warrants to Seller as follows:

          (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

          (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law,
          (ii) any order of any court or other agency of government having jurisdiction hereof, or (iii) any agreement or instrument to which Buyer is a party or by which Buyer is bound.


     16.  DAMAGE, DESTRUCTION AND EMINENT DOMAIN.

                a. If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, and are so payable to Seller under the Sports City Cafe Lease.

                b. If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

     17.  MISCELLANEOUS.

                     (a)  This Agreement may be amended only by a
               written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party.

                          Time is of the essence.  This Agreement
               will not be construed for or against a party whether or not that party has drafted this agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

                     (b)  If this escrow has not closed by thirty
               (30) days after the end of the Due Diligence Period, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, or terminate this Agreement .

                     (c)   Funds to be deposited or paid by Buyer
               will be good and clear funds in the form of cash, cashier's checks or wire transfers.

                          All  notices from either of the parties
               hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery, to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

                         Further Conditions to Closing:

                                    Seller has complied with  and
                    otherwise performed each of the covenants and obligations of Seller set forth herein;

                                   No adverse change to the title
                    or  to  the  environmental condition  of  the
                    Property   occurs  after  the  Due  Diligence
                    Period.

                           All  representations,  warranties  and
               covenants contained herein shall, as applicable, survive the Closing and delivery of the deed for a period of one (1) year.

                          This Agreement shall be governed by end
               construed in accordance with the laws of the State of Texas.

                           This  Agreement  may  be  executed  in
               multiple counterparts, each of which shall be an original copy and together which shall constitute one instrument.

                         Notices:
               If to Seller:

                  Attention: Robert P. Johnson
                             AEI Fund Management XVI, Inc.
                             1300 Minnesota World Trade Center
                             Saint Paul, Minnesota  55101
                             Facsimile: (651) 227-7705


               If to Buyer:

                 Attention:






       When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller, and tendering the $50,100 First
Payment to the Escrowee. Seller has five (5) business days within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year first above written.

BUYER:

               /s/ Nick Mehmeti
                   Nick Mehmeti

                /s/ Duncan Burch
                    Duncan Burch




Accepted and agreed this 5th day of April, 2000.

SELLER:

          AEI  REAL ESTATE FUND XVI LIMITED PARTNERSHIP,  a
          Minnesota limited partnership

          By:  AEI  Fund  Management XVI,  Inc.,  its
               corporate general partner

          By:  /s/ Robert P Johnson
                   Robert P Johnson, President




          AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP,  a
          Minnesota limited partnership

          By:  AEI  Fund Management XVII,  Inc.,  its
               corporate general partner

          By:  /s/ Robert P Johnson
                   Robert P Johnson, President





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